As filed with the Securities and Exchange Commission on August 25, 2000
                                              Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              LEVEL 8 SYSTEMS, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



            DELAWARE                                              11-2920559
--------------------------------------------------------------------------------
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)




                8000 REGENCY PARKWAY, CARY, NORTH CAROLINA  27511
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                              LEVEL 8 SYSTEMS, INC.
                 1997 STOCK OPTION PLAN, AS AMENDED AND RESTATED
                            (Full Title of the Plan)
--------------------------------------------------------------------------------

                              DENNIS MCKINNIE, ESQ.
    SENIOR VICE PRESIDENT, CHIEF LEGAL AND ADMINISTRATIVE OFFICER AND CORPORATE
                                    SECRETARY
                              LEVEL 8 SYSTEMS, INC.
                              8000 REGENCY PARKWAY
                           CARY, NORTH CAROLINA  27511
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (919) 380-5000
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                  Proposed             Proposed
Title of          Maximum              Maximum
Securities        Amount               Offering     Aggregate       Amount of
to be             to be                Price        Offering        Registration
Registered        Registered           Per Share    Price           Fee
---------------  -------------------  -----------  --------------  -------------
Common
Stock, $0.001    1,250,000            $18.0625(2)  $22,578,125(3)  $       5,961
par value        shares(1)
---------------  -------------------  -----------  --------------  -------------

(1) Representing shares of the Registrant's common stock, $.001 par value per share (the "Common Stock"), that may be issued and sold by the Registrant in connection with the Level 8 Systems, Inc. 1997 Stock Option Plan, as Amended and Restated (the "Plan") with respect to the 1,250,000 increase in the number of shares reserved under the Plan. This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan. Pursuant to separate Registration Statements on Form S-8 (Reg. No. 333-64637, 333-33122 and 333-86303), the Registrant previously registered an aggregate of 4,000,000 shares of Common Stock not included in the above figure subject to issuance under the Plan.

(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market for August 21, 2000.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8 (FILE NOS. 333-64637, 333-33122 AND 333-86303)

     The contents of the Registration Statements on Form S-8 filed by the Registrant on September 29, 1998 (File No. 333-64637), September 1, 1999 (File No. 333-86303) and March 23, 2000 (File No. 333-33122) relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

ITEM  8.  EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


Exhibit
No.      Description
------   -----------------------------------------------------------------------


 5      Opinion  of  counsel with respect to the securities  being  registered.*

 23.1   Consent of counsel (included in Exhibit 5).*

 23.2 Consent of PricewaterhouseCoopers, LLP, independent auditors, with respect to Level Systems, Inc*

 23.3 Consent of Grant Thornton LLP, independent certified accountants, with respect to Level 8 Systems, Inc.*

 23.4 Consent of PricewaterhouseCoopers, LLP, independent auditors, with respect to Template Software, Inc.*

 23.5 Consent of PricewaterhouseCoopers, LLP, independent auditors, with respect to Seer Technologies, Inc.*

 24     Power of Attorney (see signature pages to this Registration Statement).*



*  Filed  herewith.

     SIGNATURES
     ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on this the 25th day of August, 2000.

                                   LEVEL  8  SYSTEMS,  INC.


                                   By: /s/ Dennis McKinnie
                                       -----------------------------------------
                                        Dennis  McKinnie
                                        Senior  Vice  President, Chief Legal and
                                        Administrative  Officer  and  Corporate
Secretary


     POWER  OF  ATTORNEY
     -------------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Steven Dmiszewicki and Dennis McKinnie, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on August 25, 2000 by the following persons in the capacities indicated.


/s/  Arie  Kilman            Chairman  of  the  Board  of Directors and Chief
------------------------     Executive  Officer
Arie  Kilman


/s/  Steven  Dmiszewicki     President  and  Director
------------------------
Steven  Dmiszewicki


/s/  Renee D.Fulk            Chief Financial Officer, Treasurer and Assistant
------------------------     Secretary
Renee  D.  Fulk


/s/  Samuel  Somech          Chairman  Emeritus  and  Director
------------------------
Samuel  Somech


                             Director
------------------------
Robert  M.  Brill


/s/  Michel  Berty          Director
------------------------
Michel  Berty


/s/  Theodore  Fine          Director
------------------------
Theodore  Fine


                             Director
------------------------
Lenny  Recanati


                             Director
------------------------
Anthony Pizi

     EXHIBIT  INDEX

Exhibit
No.      Description
------   -----------------------------------------------------------------------


 5      Opinion  of  counsel with respect to the securities  being  registered.*

 23.1   Consent of counsel (included in Exhibit 5).*

 23.2 Consent of PricewaterhouseCoopers, LLP, independent auditors, with respect to Level Systems, Inc*

 23.3 Consent of Grant Thornton LLP, independent certified accountants, with respect to Level 8 Systems, Inc.*

 23.4 Consent of PricewaterhouseCoopers, LLP, independent auditors, with respect to Template Software, Inc.*

 23.5 Consent of PricewaterhouseCoopers, LLP, independent auditors, with respect to Seer Technologies, Inc.*

 24     Power of Attorney (see signature pages to this Registration Statement).*



*  Filed  herewith.